EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 4/25/08
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-0.43%	0.92%	12.71%
Class B Units	-0.45%	0.85%	12.40%

* Subject to independent verification

COMMENTARY FOR THE WEEK ENDED APRIL 25, 2008

Grant Park sustained small trading losses during the past week.  Positions in the currencies, soft/agricultural commodities, and interest rate sectors accounted for the bulk of setbacks.  Gains came mainly from the energy sector.

Long positions in the euro relative to the US dollar posted losses after the greenback rallied to one month highs against the common currency.  Analysts said the dollar appreciation was the result of investors reducing their expectations of a cut in US interest rates at Wednesday’s meeting of the Federal Reserve’s Open Market Committee.  Weaker-than-expected data on German business sentiment and lower-than-anticipated figures on euro zone money supply added to the dollar’s strength as investors reasoned that the data might cause the European Central Bank to abandon its inflationary concerns in favor of an easier stance on monetary policy.

Soft/agricultural commodities prices dipped during the week, resulting in losses for long positions in the sector. Wheat prices fell more than 6%, touching five-month lows on news that the Ukraine had eased restrictions on exports.  The decision sent prices lower as investors speculated that the move could force Russia to lift its export tax.  Corn and soybean prices also settled lower, adding to losses.

Long positions in the fixed income sector experienced setbacks after the Japanese Government Bonds plunged on reports showing that inflation in Japan had reached its highest level in a decade.  US Ten-year note positions were dealt losses as investor speculation that the worst of the credit crisis was over combined with high oil prices sent domestic note and bond prices lower.

Lastly, long positions in the energy sector posted gains as crude oil prices came close to reaching $120 per barrel, recording a high of $119.55 per barrel on concerns over Saudi supplies, Nigerian production disruptions, and evidence of strong Chinese demand.  News that an American vessel had fired on an Iranian ship in the

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

Persian Gulf also added to the market’s bid.  The June contract on NYMEX closed the week $2.36 higher at $118.52.  Natural gas and unleaded gasoline also closed higher, adding to gains.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com